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                                                                   Exhibit 10.27


                                    AMENDMENT


         THIS AMENDMENT ("Amendment"), is made by and between John R. Macso ("Mr. Macso") and FirstMerit Corporation, its subsidiaries and affiliates ("FirstMerit" or "Employer").


                              W I T N E S S E T H:

         WHEREAS, Mr. Macso and FirstMerit previously entered into a Reassignment Agreement and Release (the "Agreement"), and a Multi-Year Non-Qualified Stock Option Agreement ("Stock Option"); and

         WHEREAS, the parties desire to amend such agreements to clarify the language contained therein.


         NOW, THEREFORE, in consideration of the premises and promises contained herein, Mr. Macso and the Employer agree as follows:


                  1. AMENDMENT OF AGREEMENT. Section 8 of the Agreement is hereby deleted in its entirety and the following inserted as if fully written out therein:

                  8. STOCK OPTIONS. Mr. Macso has been granted certain unvested stock options ("Unvested Options") pursuant to the Stock Option Agreement dated August 5, 1999. (Exhibit "B") Mr. Macso and FirstMerit agree that of the Unvested Options granted on February 18, 1999, 16,000 shares will vest on February 18, 2000, and 16,000 shares will vest on February 18, 2001. An additional 16,000 shares of Unvested Options (the "Final Third") will vest on February 18, 2002 if, and only if, MCI achieves a target net operating income ("NOI") as determined by FirstMerit in each of the years 2000 and 2001. In the event that MCI attains the target NOI for either 2000 or 2001, but not both, then only 5,000 of the Final Third will vest on February 18, 2002 and the remaining 11,000 will vest on August 18, 2008. If MCI does not attain the target NOI in either year 2000 or 2001, then the Final Third will vest on August 18, 2008. In the event that MCI fails to achieve the NOI in any given year due solely to extraordinary events, then the Chairman and CEO of FirstMerit may, in his sole discretion, vest any or all of the Unvested Options prior to August 18, 2008. Further, Mr. Macso forfeits, surrenders, and forever waives all rights to any of the 24,000 Performance Vested Stock Options which he was previously granted on February 18, 1999.

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                  2. AMENDMENT OF STOCK OPTION AGREEMENT. Sections 3.a. and 3.b.
of the Stock Option are hereby deleted in their entirety and the following inserted as if fully written out therein:


                  3.       Period of Option.

                  a. Shares granted as part of this option may not be purchased until such time as they become exercisable. Once such shares become exercisable, all or any part of such shares may be purchased at any time within ten (10) years of the date of grant, except as otherwise provided in Section 8 of this Agreement.

                  b. One-third of this option, 16,000 shares, shall become exercisable on February 18, 2000 and one-third of this option, 16,000 shares, shall become exercisable on February 18, 2001. If the net operating income ("NOI") of Mobile Consultants, Inc. ("MCI"), a wholly-owned subsidiary of the Company, equals or exceeds the targeted NOI established for MCI by the Company for both calendar year 2000 and calendar year 2001, then the final one-third of this option, 16,000 shares, shall become exercisable on February 18, 2002. If the NOI of MCI equals or exceeds the targeted NOI established for MCI by the Company for either calendar year 2000 or calendar year 2001, but not both such calendar years, then this option shall become exercisable on February 18, 2002 with respect to only 5,000 of the final 16,000 shares, and on August 18, 2008 with respect to the remaining 11,000 that are subject to this option. If the NOI of MCI is less than the targeted NOI established for MCI by the Company for both calendar year 2000 and calendar year 2001, then the Optionee's option to purchase the final 16,000 shares that are subject to this option shall become exercisable on August 18, 2008. Notwithstanding the foregoing, if the Chairman and CEO of the Company determines, in his sole discretion, that the failure of MCI to equal or exceed its targeted NOI in calendar year 2000 or calendar year 2001 is due to extraordinary circumstances, then the Chairman and CEO of the Company may, in his sole discretion, grant to the Optionee the right to exercise this option with respect to any or all of the final 16,000 shares that are subject to this option prior to August 18, 2008. NOI shall be determined in accordance with generally accepted accounting principles applied consistently with the Company's past practices.


         3. NO FURTHER AMENDMENTS. Except as specifically provided for in this Amendment, no further amendments or modifications of the Agreement or Stock Option are intended or


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contemplated by the parities by this Amendment.

         4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio without reference to principles of conflicts of law.

         IN WITNESS WHEREOF, this Amendment has been executed by the parties to be effective as of August 3 or August 5, 1999, as applicable.




Date: March 8, 2000                          /s/  John R. Macso
                                             ------------------
                                             John R. Macso



                                             FIRSTMERIT CORPORATION


Date: March 9, 2000                          By: /s/ Christopher Mauer
                                             -------------------------

                                       Its: EXEC. VICE PRESIDENT-HUMAN RESOURCES
                                           -------------------------------------